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                                                                    Exhibit 99.1

[ ]

                           CMAC INVESTMENT CORPORATION
                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes Frank P. Filipps, Howard S. Yaruss, and C. Robert Quint, and each of them, individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of the CMAC Investment Corporation, (the "Company"), held of record by the undersigned, at the Special Meeting of Stockholders of the Company to be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market St., Philadelphia, PA 19103, on June 9, 1999 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated in each case May 6, 1999. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN ITEMS 1 AND 2.

                                        CMAC INVESTMENT CORPORATION
                                        P.O. BOX 11024
                                        NEW YORK, N.Y. 10203-0024


1. Approval of the Agreement and Plan of Merger, dated as of November 22, 1998, as amended, between Amerin and CMAC, pursuant to which Amerin and CMAC will merge, and the related issuance of shares of CMAC common stock and the amendment and restatement of CMAC's Certificate of Incorporation.


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


2. Approval of an additional 1,000,000 shares of CMAC common stock for issuance under the CMAC Equity Compensation Plan and an increase in the maximum number of options to purchase shares that a grantee may receive in any one calendar year under the plan from 75,000 shares to 150,000 shares.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


3. To transact such other business as may properly come before the special meeting.



                                        Change of Address and
                                        or Comments Mark Here [ ]


                                        Please sign exactly as name or names
                                        appear on this proxy. If stock is held
                                        jointly, each holder should sign. If
                                        signing as attorney, trustee, executor,
                                        administrator, custodian, guardian, or
                                        authorized officer, please give full
                                        title.


                                        DATED____________________________, 1999

                                        SIGNED_________________________________


                                        _______________________________________


                                        VOTES MUST BE INDICATED
                                        (X) IN BLACK OR BLUE INK.   X

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.